Sarcos Co-Founder and Former CEO Ben Wolff to Step Down as Executive Chair

Current Director Dennis Weibling Elected Non-Executive Chair

SALT LAKE CITY— January 13, 2023—Sarcos Technology and Robotics Corporation (“Sarcos”) (NASDAQ: STRC and STRCW), a leader in the design, development, and manufacture of advanced robotic systems that redefine human possibilities, announced today that after eight years of service to Sarcos, its Co-Founder and former CEO, Ben Wolff, will be stepping down from his employment as executive chairman effective February 1, 2023. He will continue to serve on the Sarcos Board of Directors as a non-employee director and chair the strategic transaction committee. Dennis Weibling, who has served as Lead Independent Director since 2021 and a member of the Board since 2015, has been elected as non-executive Chairman of the Board effective February 1, 2023.

“Since I transitioned into the executive chairman role a little more than a year ago, our Board and I agreed that the duration would be determined by how long the Company and our new CEO, Kiva Allgood, needed me in that role for a successful transition,” said Wolff. “I’m delighted to say that the transition has gone well, and the objectives have been met, so now is a perfect time for me to complete the transition and become a non-employee board member. The Company is in great hands, and I am as enthusiastic as ever about the Company’s ability to execute and scale.”

“More than eight years ago, Ben had the vision to reimagine the industrial workforce and started us on this journey to realize the Sarcos mission to improve worker safety and productivity through robotics,” said Allgood. “On behalf of the entire Sarcos team, I would like to thank Ben for his commitment to this vision and, on a personal note, for being a great partner since I joined the company in December of 2021.”

“I’m delighted to be elected by the Sarcos Board to serve as chairman, and I would like to thank Ben for all his contributions to the company over the years,” said Weibling. “As we turn to the next chapter, I am excited to continue to partner with Kiva to execute our growth strategy to deliver shareholder value. Sarcos is well-positioned with a new world-class team led by Kiva and three robotics systems for sale–the Guardian® XT™ teleoperated dexterous robot, Guardian® XM intelligent manipulator, and Guardian® Sea Class robotic system. I expect 2023 to be a great year for the company.”

Weibling has served on the Sarcos Board since 2015 and has extensive board experience, including serving as managing director of Rally Capital LLC and on the board of Sotheby’s, where he served as chairman of the audit and finance committees, as well as serving on the boards of other public and private companies.

For more information on Sarcos, its leadership team, and its award-winning product portfolio, please visit www.sarcos.com.

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About Sarcos Technology and Robotics Corporation

Sarcos Technology and Robotics Corporation (NASDAQ: STRC and STRCW) designs, develops, and manufactures a broad range of advanced mobile robotic systems that redefine human possibilities and are designed to enable the safest most productive workforce in the world. Sarcos robotic systems operate in challenging, unstructured, industrial environments and include teleoperated robotic systems, a powered robotic exoskeleton, and software solutions that enable task autonomy. For more information, please visit www.sarcos.com and connect with us on LinkedIn at www.linkedin.com/company/sarcos.

Forward-LookingStatements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including changes in Sarcos’ management and Board structure and the commercialization of Sarcos’ products. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Sarcos and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Investor/Press Contact:

ir@sarcos.com

mediarelations@sarcos.com